Exhibit 99.1

Build-A-Bear Workshop, Inc. Declares Special Cash Dividend, Adopts Share Repurchase Program of up to $25 Million and Names Narayan Iyengar and Lesli Rotenberg to Board of Directors

ST. LOUIS--(BUSINESS WIRE)--November 30, 2021--Build-A-Bear Workshop, Inc. (NYSE: BBW) announced today that its Board of Directors has declared a special cash dividend of $1.25 per share and authorized a share repurchase program of up to $25 million. The dividend will be paid on December 27, 2021, to all stockholders of record as of December 10, 2021. The company is also pleased to announce the appointment of Narayan Iyengar and Lesli Rotenberg to its Board of Directors.

“Driven by the recent strong operational results Build-A-Bear Workshop has delivered thus far in fiscal 2021, as well as its healthy cash position, we are pleased to be able to provide a direct return to our stockholders via a special dividend and believe that the simultaneously announced share repurchase program shows the continued confidence that the board has in the company’s future,” said Sharon Price John, President and Chief Executive Officer of Build-A-Bear Workshop.

Craig Leavitt, Non-Executive Chairman of the Board added, “Our robust results, strong cash flow and capital structure provide the flexibility for us to return capital to our stockholders through a special dividend payment and the initiation of a stock repurchase program while maintaining the ability to invest for profitable growth. We are also pleased that Mr. Iyengar and Ms. Rotenberg are joining our Board of Directors after the completion of a comprehensive selection process that considered many well qualified candidates directed by our Nominating and Corporate Governance Committee.” Mr. Leavitt continued, “Aligned with our strategic initiatives, Narayan has significant experience in leading e-commerce growth and digital transformation while Lesli has extensive knowledge in the areas of marketing, content creation and entertainment particularly in the children’s space.”

“We are delighted to welcome Mr. Iyengar and Ms. Rotenberg to our Board of Directors. We believe Narayan and Lesli have the skills and experience to make an immediate contribution as we accelerate our long-term strategic initiatives and continue to work toward the creation of value for our shareholders,” Ms. John concluded.

Mr. Iyengar served as the Senior Vice President, Digital and E-Commerce of Albertsons Companies, a leading food and drug retailer, from 2017 to 2020. He led the digital transformation and launched various e-commerce and omnichannel offerings, expanded the loyalty program and enhanced the digital experience. Prior to that, from 2013 to 2017, he served as Vice President, E‑Commerce and Digital Analytics of The Walt Disney Company, a multinational entertainment, and media conglomerate, where he led the growth of e-commerce channel for Walt Disney’s theme parks, resorts, cruise lines and guided family adventures. From 2005 to 2013, Mr. Iyengar was a consultant at McKinsey & Company, a global management consulting firm, and served global clients on topics related to business technology and digital transformation. Currently, Mr. Iyengar is engaged with a number of venture backed companies. He serves as the Chief Product Officer & General Manager of FabFitFun, a pioneer in discovery commerce, a member of Board of Directors of UCM Digital Health, a provider of virtual care and telemedicine, and an advisor to Hailify, Inc., a last and middle mile logistics provider for retailers, and to Farmstead, an e-grocer. He holds a Master of Business Administration, Management from Columbia University Business School and a Bachelor’s Degree in Electronics & Communication Engineering from University of Mysore, India.

Ms. Rotenberg is the former Chief Programming Executive & General Manager, Children’s Media & Education of the Public Broadcasting Service (PBS), an American public media organization and distributor of television and digital content, serving in that role from February 2016 to June 2021. She was responsible for the strategic direction of an innovative, dynamic media service to meet the needs of America’s children, parents, and teachers. While at PBS, she also served as General Manager, Children’s Programming from 2005 to 2016 and as Senior Vice President, Marketing & Communications from 2000 to 2016. Prior to that, Ms. Rotenberg served for ten years at Discovery Communications, Inc. in a variety of senior level management positions with strategic responsibilities for positioning The Discovery Channel, TLC and Animal Planet media brands to consumers, advertisers, cable affiliates and promotion partners. She holds a Bachelor of Science in Journalism from Boston University School of Public Communication.

Under the stock repurchase program, the Company currently intends to purchase up to $25 million of its common stock in the open market, through privately negotiated transactions, or pursuant to one or more 10b5-1 plans. The primary source of funding for the program is expected to be cash on hand. The timing and amount of stock repurchases, if any, will depend on price, market conditions, applicable regulatory requirements, and other factors. The program authorizes the Company to repurchase shares through November 30, 2023, does not require the Company to repurchase any specific number of shares, and may be modified, suspended or terminated at any time without prior notice. Shares repurchased under the program will be subsequently retired.

About Build-A-Bear®

Build-A-Bear is a multi-generational global brand focused on its mission to “add a little more heart to life” appealing to a wide array of consumer groups who enjoy the personal expression in making their own “furry friends” to celebrate and commemorate life moments. Nearly 500 interactive brick-and-mortar retail locations operated through a variety of formats provide guests of all ages a hands-on entertaining experience, which often fosters a lasting and emotional brand connection. The company also offers engaging e-commerce/digital purchasing experiences on  www.buildabear.com including its online “Bear-Builder” as well as the new “Bear Builder 3D Workshop”. In addition, extending its brand power beyond retail, Build-A-Bear Entertainment, a subsidiary of Build-A-Bear Workshop, Inc., is dedicated to creating engaging content for kids and adults that fulfills the company’s mission, while the company also offers products at wholesale and in non-plush consumer categories via licensing agreements with leading manufacturers. Build-A-Bear Workshop, Inc. (NYSE: BBW) posted total revenue of $255.3 million in fiscal 2020. For more information, visit the Investor Relations section of  buildabear.com.

Forward-Looking Statements:

This press release contains certain statements that are, or may be considered to be, “forward-looking statements” for the purpose of federal securities laws, including, but not limited to, statements that reflect our current views with respect to future events and financial performance. We generally identify these statements by words or phrases such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “future,” “potential” or “continue,” the negative or any derivative of these terms and other comparable terminology. All of the information concerning our future liquidity, future revenues, margins and other future financial performance and results, achievement of operating of financial plans or forecasts for future periods, sources and availability of credit and liquidity, future cash flows and cash needs, success and results of strategic initiatives and other future financial performance or financial position, as well as our assumptions underlying such information, constitute forward-looking information.

These statements are based only on our current expectations and projections about future events. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements, including those factors discussed under the caption entitled “Risks Related to Our Business” and “Forward-Looking Statements” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 15, 2021 and other periodic reports filed with the SEC which are incorporated herein.

All of our forward-looking statements are as of the date of this Press Release only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or other risks and uncertainties referred to in this Press Release or included in our other public disclosures or our other periodic reports or other documents or filings filed with or furnished to the SEC could materially and adversely affect our continuing operations and our future financial results, cash flows, available credit, prospects and liquidity. Except as required by law, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors:
Voin Todorovic
Build-A-Bear Workshop
(314) 423-8000 x5221

Media:
PR@buildabear.com
(314) 423-8000